UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 25, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

Title of each class	Name of each exchange on which registered	Ticker Symbol
Common stock, $0.01 par value	New York Stock Exchange	ALK

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 1.01  Entry into a Material Definitive Agreement

The information included in Item 2.03 is incorporated by reference into this Item 1.01.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 25, 2020, Alaska Air Group, Inc. (Air Group) entered into a new $425 million 364-day Senior Secured Term Loan agreement (the Term Loan) with a Wells Fargo and Bank of America that was immediately funded upon closing. The Term Loan is collateralized by 25 aircraft. The Term Loan matures in full on March 25, 2021.

As of March 25, 2020, the entire $425 million is outstanding under the Term Loan. Amounts outstanding under the Term Loan bear interest at rates based on either a LIBOR rate (but not to be less than 1% per annum), plus the Applicable Margin (as defined below) or the "base rate" (defined as the highest of the Prime Rate, the Federal Funds Rate plus 0.50%, and LIBOR for an interest period of one month plus 1%) plus the Applicable Margin.

The Applicable Margin, as defined in the Term Loan, means the corresponding percentages per annum as set forth below based on the number of days since March 25, 2020:

Days from March 25, 2020	LIBOR +	Base Rate +
Less than or equal to 180 days	1.75%	0.75%
More than 180 days, but less than or equal to 270 days	2.00%	1.00%
More than 270 days	2.25%	1.25%

Air Group is required to pay certain fees in connection with the Term Loan. The Term Loan contains customary representations and warranties, covenants and events of default. The Term Loan requires Air Group to maintain, at all times, an unrestricted cash, cash equivalent and marketable security balance of no less than $500 million. The Term Loan also requires that the ratio of the value of the collateralized aircraft to the outstanding balance of the loan be maintained at 1.48 to 1. Amounts outstanding under the Term Loan may be accelerated upon an event of default. The Term Loan is for a term of 364 days, with no option to extend or increase.

ITEM 7.01.  Regulation FD Disclosure

On March 25, 2020, Air Group announced the suspension of its dividend. This change and additional updates related to its financial and operational outlook are included in the press release furnished herein as Exhibit 99.1.

Also on March 25, 2020 Air Group drew the remaining $12 million available on its existing credit facility. Following the funding of the Term Loan and credit facility, Air Group has approximately $2.1 billion in unrestricted cash and short-term investments.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01  Financial Statements and Other Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release dated March 25, 2020
104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: March 26, 2020

/s/ CHRISTOPHER M. BERRY
Christopher M. Berry
Vice President Finance and Controller